Exhibit 99.1

FOR IMMEDIATE RELEASE
BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY

CASH DIVIDEND
Second quarter 2020 cash dividend of $0.16 per share
TEMPE, AZ, June 15, 2020 – Benchmark Electronics, Inc. (NYSE: BHE)

today announced that its Board of Directors
declared a quarterly dividend of $0.16 per share, payable on

July 14, 2020 to shareholders of record at the close of
business on June 30, 2020.

About Benchmark Electronics, Inc.
Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative
technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class
manufacturing services in the following industries: commercial aerospace,

defense, advanced computing, next
generation telecommunications, complex industrials, medical technologies,

and semiconductor capital equipment.
Benchmark's global operations include facilities in seven countries and its common shares trade on the New York

Stock
Exchange under the symbol BHE.

For More Information, Please Contact:
Lisa K. Weeks, VP

of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com